Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated September 25, 2020, relating to the balance sheet of Genesis Park Acquisition Corp. as of July 30, 2020 and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 29, 2020 (inception) through July 30, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 12, 2020